UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 8, 2010

Rotech Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50940	030408870
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (407) 822-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On October 6, 2010, Rotech Healthcare Inc. (the “Company”), completed an offering of $230,000,000 10.75% Senior Secured Notes due 2015 (the “Senior Notes”). The Senior Notes were offered and sold to Credit Suisse Securities (USA) LLC (the “Initial Purchaser”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and resold by the Initial Purchaser to qualified institutional buyers pursuant to exemptions from registration provided by Rule 144A and Regulation S under the Securities Act.

The Senior Notes are governed by an Indenture, dated October 6, 2010, by and among the Company, the guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. as trustee. The Indenture contains covenants limiting the Company’s ability and the ability of the Company’s restricted subsidiaries to, among other things: sell assets; pay dividends or make other distributions or repurchase or redeem the Company’s stock; incur or guarantee additional indebtedness; incur certain liens; make loans and investments; enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; consolidate, merge or sell all or substantially all of the Company’s assets; and enter into transactions with affiliates.

The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Company and by its subsidiaries.

Registration Rights Agreement

In connection with the issuance by the Company of the Senior Notes, the Company and the Guarantors entered into a registration rights agreement with the Initial Purchaser of the Senior Notes, dated October 6, 2010 (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company agreed to make an offer to exchange the Senior Notes for registered, publicly tradable notes with terms that are substantially identical to the Senior Notes. The Company also agreed, in limited circumstances, to file a shelf registration statement that would allow certain holders of Senior Notes to resell their Senior Notes to the public and to keep the shelf registration statement effective for a period of two years (or for a longer period if extended) from the issue date of the Senior Notes or a shorter period that will terminate when all the securities covered by the shelf registration statement have been sold.

The foregoing summary of the Senior Notes, the Indenture and the Registration Rights Agreement is qualified in its entirety by the full text of those documents, which are attached as exhibits to and incorporated by reference in this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

4.1	Indenture, dated October 6, 2010, by and among the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., including the form of Senior Notes.

4.2	Registration Rights Agreement, dated October 6, 2010, by and among the Company, the guarantors party thereto and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: October 8, 2010	By:	/S/ PHILIP L. CARTER
Philip L. Carter President and Chief Executive Officer